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                                                                    EXHIBIT 4.25

                             Jaime A. Murguia Cavero

                            NOTARY ATTORNEY FROM LIMA
          =============================================================

                               OFFICIAL TRANSCRIPT

OF THE PUBLIC DEED OF   ADDENDUM TO THE CONCESSION AGREEMENT FOR THE PROVISION
                        OF CARRIER SERVICE, LOCAL TELEPHONE SERVICE, AND
                        NATIONAL AND INTERNATIONAL LONG DISTANCE SERVICE WITHIN
                        THE REPUBLIC OF PERU

GRANTED BY              THE MINISTRY OF TRANSPORT, COMMUNICATIONS, HOUSING, AND
                        CONSTRUCTION

IN FAVOR OF             TELEFONICA DEL PERU S. A. A.


                                            Lima, May 18, 2001

KARDEX 77174

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                           ROUGH DRAFT NUMBER K-77174

   ADDENDUM TO THE CONCESSION AGREEMENT FOR THE PROVISION OF CARRIER SERVICE,
            LOCAL TELEPHONE SERVICE, AND NATIONAL AND INTERNATIONAL
                LONG DISTANCE SERVICE WITHIN THE REPUBLIC OF PERU

                              MADE BY AND BETWEEN:
      THE MINISTRY OF TRANSPORT, COMMUNICATIONS, HOUSING, AND CONSTRUCTION
                          (AS PARTY OF THE FIRST PART)

                                       AND
                           TELEFONICA DEL PERU S.A.A.
                           AS PARTY OF THE SECOND PART

{ } { } { } { } { } { } { } { } { } { } { } { } { } { } { } { } { } { } { } { }

In the city of Lima, District of San Isidro, on the eighteenth (18th) day of the month of May, of year two thousand one (2001), before me, JAIME ALEJANDRO MURGUIA CAVERO, Notary-Attorney from this capital city, A P P E A R: = = = =

MR. CARLOS VALDEZ VELASQUEZ-LOPEZ, who represents to be of Peruvian nationality, married, holding the position of Head of the Telecommunications Concession Specialized Unit, identified by Voting Card N(degree)10828330 ===========

Acting in the name and on behalf of the MINISTRY OF TRANSPORT, COMMUNICATIONS, HOUSING, AND CONSTRUCTION, duly empowered to execute this Addendum pursuant to Ministerial Resolution No. 157-2001-MTC/15.03 of April 19,
2001.==========================================

MR. JOSE RAMON VELA MARTINEZ, who represents to be of Peruvian Nationality, married, an Engineer by profession, identified by National Identity Document No. 41356876 ==============================================

Acting in the name and on behalf of TELEFONICA DEL PERU S.A.A., being sufficiently empowered to execute this Addendum in his capacity as General Managing Director pursuant to proxy filed in Item No. 11015766 of the Register of Legal Entities from Lima. =========================================

The persons appearing before me are fluent in the Spanish language and, according to the test I have performed on them, to which I attest, have capability, freedom, and sufficient knowledge for binding themselves, and hand over to me a Rough Draft which is filed by me in its corresponding docket under the respective sequential number, the literal tenor of which is as follows:

==================================================================

ROUGH DRAFT: ====================================================

MR. NOTARY: =======================================================

Please enter in your Register of Public Deeds one ADDENDUM TO THE CONCESSION AGREEMENT FOR THE PROVISION OF CARRIER SERVICE, LOCAL TELEPHONE SERVICE, AND NATIONAL AND INTERNATIONAL LONG DISTANCE SERVICE WITHIN THE REPUBLIC OF PERU.
==================

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Know all men by these presents, the Addendum to the Concession Agreement for the
Provision of Carrier Service, Local Telephone Service and National and International Long Distance Service within the Republic of Peru made by and between the MINISTRY OF TRANSPORT, COMMUNICATIONS, HOUSING, AND CONSTRUCTION, hereinafter "THE MINISTRY", represented by MR. CARLOS VALDEZ VELASQUEZ LOPEZ, Head of the Telecommunications Concessions Specialized Unit, identified by
Voting Card No. 10828330, with address at Av. 28 de Julio No. 800, Lima 1, duly empowered to execute this Addendum pursuant to Ministerial Resolution No. 157-2001-MTC/15.03 of April 19, 2001, as party of the first part, and TELEFONICA DEL PERU S.A.A., hereinafter "THE LICENSEE CORPORATION", represented by MR. JOSE RAMON VELA MARTINEZ, identified by National Identity Document (DNI) No.
41356876, sufficiently empowered to execute this Addendum in his capacity as General Managing Director, as per proxy filed in Item No. 11015766 of the Register of Legal Entities from Lima, with legal address at Av. Arequipa No. 1155, District of Lima, Province and Department of Lima; under the following terms and conditions:

==================================================================

ONE.-  RECITALS
       --------

By means of Supreme Decree No. 11-94-TC dated May 13, 1994, as amended by Supreme Decree No. 021-98-MTC, approval was granted to the Concession Agreement in favor of EMPRESA NACIONAL DE TELECOMUNICACIONES S. A. (ENTEL PERU) for the provision of Carrier Service, Local Telephone Service, and National and International Long Distance Service within the Republic of Peru. === To perform the provisions set forth in the instruments derived from the privatization of ENTEL PERU and COMPANIA PERUANA DE TELEFONOS S. A. (CPT), these companies merged and transformed themselves into a Business Association which, in application of corporate rules, has become TELEFONICA DEL PERU S.A.A. and the holder of the Concession approved by Supreme Decree No. 11-94-TC.=======================================================

By means of Ministerial Resolution No. 157-2001/MTC/15.03, approval was granted to the partial amendment of ENTEL PERU's Concession Agreement.

TWO. - PURPOSE ===================================================
       -------

The purpose of this Addendum is to formalize the partial amendment of the Concession Agreement referred to in the foregoing clause pursuant to the provisions of Ministerial Resolution No. 157-2001-MTC/15.03.===============

THREE. ===========================================================

The parties agree to amend numeral 1 "National Long Distance Telephone Calls and Completed International Telephone Calls" of Annex 2, Part II, of ENTEL PERU's Concession Agreement pursuant to the provisions of Annex 1, which forms an integral part hereof and which terms substitute in all of their particulars those set forth in the aforesaid numeral 1.=======================

The parties agree that the meaning of completed phone calls contained in Annex 1 hereof has no effect whatsoever on the treatment of the measurement and invoicing of services and that, for purposes of the penalties provided for in

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the Concession Agreement, it shall be understood that a "finished call" is synonymous with a "completed call".=====================================

FOUR.-  TERM =====================================================
        ----

The amendments approved by Ministerial Resolution No. 157-2001-MTC/15.03 are applicable as from January 01, 2001. ================================

FIVE.-  TERMS AND TIME PERIODS ===================================
        ----------------------

All the other stipulations contained in the Concession Agreement approved by Supreme Decree No. 11-94-TC, for the provision of carrier service, local telephone service, and national and international long distance service within the Republic of Peru, which have not been expressly amended herein, are maintained according to their own terms.
==========================================

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SIX. ==============================================================

At the request of either party, this Addendum will be converted into a public deed. The cost of its conversion will be borne by whomever requests same. =====

Signed in Lima, on the thirtieth (30th) day of April, 2001, in three (3) original copies of identical tenor and value.===================================

Signed by the Ministry of Transport, Communications, Housing, and Construction:
CARLOS VALDEZ VELASQUEZ-LOPEZ. =====================

Signed by TELEFONICA DEL PERU S.A.A.: JOSE RAMON VELA MARTINEZ. === This Rough Draft is authorized by: HORTENCIA REBECA ROZAS OLIVERA, Attorney with Lima Bar Association Registration No. 12299.==================

INSERT. ===========================================================

MINISTRY OF TRANSPORT, COMMUNICATIONS, HOUSING, AND CONSTRUCTION.
===================================================

ANNEX 1. =========================================================

   1. NATIONAL LONG DISTANCE TELEPHONE CALLS AND COMPLETED INTERNATIONAL TELEPHONE CALLS: MINIMUM PERCENTAGE ACCEPTABLE OF NATIONAL LONG DISTANCE CALL ATTEMPTS AND OF COMPLETED INTERNATIONAL CALLS MEASURED DURING THE PEAK HOUR.

              % of Completed Calls = Completed Call Attempts x 100
                                     -----------------------
                                       Total Call Attempts

--------------------------------------------------------------------------------
              YEARS                 NATIONAL LONG DISTANCE    INTERNATIONAL
                                          TELEPHONE CALLS     TELEPHONE CALLS
--------------------------------------------------------------------------------

              1994                              40                        45
              1995                              42                        47
              1996                              44                        50
              1997                              46                        52
              1998                              49                        55
              1999                              52                        57
              2000                              56                        60
              2001                              72                        72
              2002                              74                        74
              2003                              75                        75

            NOTES

             (C) COMPLETED CALL ATTEMPTS INCLUDE CALLS ENDING UP

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                 IN CONVERSATION OR WRONG NUMBER, UNANSWERED (WHILE RINGING
                 SIGNAL IS ON) OR IN CALLED PARTY BEING BUSY (A BUSY TONE FROM CALLED PARTY IS
                 RECEIVED).============================================

             (D) THE TOTAL OF CALL ATTEMPTS INCLUDES ALL CALL ATTEMPTS WITH
                 COMPLETED DIAL-UPS. ==================

             One stamp on the margin: M.T.C. - One Approval Check:

             CONCLUSION. ============================================

             Following the formalization of the instrument, grantors informed themselves of its purpose through the reading they made of its whole contents, which they accepted without any modification whatsoever, ratifying themselves thereon.
             ==================================

             This public deed begins in folio with serial number 1153411 and ends in folio with serial number 1153416, to which I attest.
             SIGNED: CARLOS VALDEZ VELASQUEZ-LOPEZ.- JOSE RAMON VELA MARTINEZ.- SIGNATURES WERE COMPLETED ON THIS DATE, JUNE EIGHT OF YEAR TWO THOUSAND ONE. DR. JAIME ALEJANDRO MURGUIA CAVERO, ATTORNEY NOTARY FROM THIS CAPITAL CITY.

                           (Stamp) C O N F O R M S to
                           the referenced original.
                           This second notarized
                           document is issued pursuant
                           to Law Twenty-Six Lima,
                           December 25, 2002

                                                /s/ Jaime A. Murguia Cavero
                                                ---------------------------
                                                Jaime A. Murguia Cavero
                                                Notary Public from Lima

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